Exhibit 99.1 — Explanation of Responses

This Form 4 is being filed on behalf of GCP II VRC Ltd. (“GCP II Ltd.”), GCP VRC Ltd. (“GCP Ltd.”), Generation Members’ Fund II LP (“GMF II LP”), Generation Capital Partners VRC LP (“GCP VRC LP”) and Generation Capital Partners II LP (“GCP II LP”) (collectively, the “Reporting Persons”). For the purposes of this statement, “Generation Funds” means GCP VRC LP, GMF II LP and GCP II LP.

GCP II Ltd. is a wholly owned subsidiary of GCP II LP. Generation Partners II LLC is the general partner of GCP II LP and GMF II LP. GCP Ltd. is a wholly owned subsidiary of GCP VRC LP. Generation Partners VRC LLC is the general partner of GCP VRC LP. Mark E. Jennings is a managing member of Generation Partners II LLC and Generation Partners VRC LLC and may be deemed to be the beneficial owner of any securities that may be deemed to be owned by the Generation Funds. Mr. Jennings filed a separate Form 4 with respect to the transactions reported in this Form 4 on July 14, 2010. The address of each of the Reporting Persons is One Greenwich Office Park, Greenwich, CT 06831.